Exhibit 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT II

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                           Nine Months Ended                     Three Months Ended
                                                             September 30,                         September 30,
                                                       1 9 9 9            1 9 9 8            1 9 9 9            1 9 9 8
                                                    ------------       ------------       ------------       ------------
Basic earnings:

Net loss                                            $ (2,592,556)      $   (435,269)      $ (1,367,661)      $   (145,090)
                                                    ------------       ------------       ------------       ------------

Shares:
  Weighted common shares outstanding                  22,267,256          5,191,030         20,280,124          6,156,431
                                                    ------------       ------------       ------------       ------------


Net loss per share                                  $       (.12)      $       (.08)      $       (.07)      $       (.02)
                                                    ============       ============       ============       ============

Diluted earnings:

Net loss                                            $ (2,592,556)      $   (435,269)      $ (1,367,661)      $   (145,090)
                                                    ------------       ------------       ------------       ------------

Shares:
  Weighted common shares outstanding                  22,267,256          5,191,030         20,280,124          6,156,431
  Employee stock options                                      --                 --                 --                 --
  Other stock options                                         --                 --                 --                 --
  Convertible note                                            --                 --                 --                 --
                                                    ------------       ------------       ------------       ------------


Total weighted shares outstanding                     22,267,256          5,191,030         20,280,124          6,156,431
                                                    ------------       ------------       ------------       ------------

    Diluted net loss per common share               $       (.12)      $       (.08)      $       (.07)      $       (.02)
                                                    ============       ============       ============       ============
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